Artisan Partners Funds, Inc.
1940 Act File No. 811-8932
Report on Form N-SAR for the period ended
September 30, 2014

Sub-Item 77Q1:	Exhibits
Exhibit
Number
(b)

Description
Changes to investment policies with respect to Artisan Mid Cap Value Fund, Artisan Small Cap Fund and Artisan Small Cap Value Fund

Previously filed. Incorporated by reference post-effective amendment no. 74 to the registration statement of Artisan Partners Funds, Inc., Securities Act file number 33-88316, filed on February 14, 2014 as supplemented pursuant to Rule 497 on August 25, 2014.